SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2005

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2005, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, entered into a lease agreement by and between the Operating Partnership and Maguire Partners - 1733 Ocean, LLC (the “Landlord”), a limited liability company beneficially owned by Robert F. Maguire III, our Chairman and Co-Chief Executive Officer. The lease is for 17,207 square feet of premises located on the fourth floor of an 84,724 square foot office building  owned by the Landlord at 1733 Ocean Avenue in Santa Monica, California.  The office building is one of the option properties of the registrant. The full-service, ten-year lease, at an initial annual stated rent of $929,178 and an effective initial annual rent of $680,245 after accounting for a priority cash flow participation in favor of the Operating Partnership, will commence on the earlier of the date the Operating Partnership begins operation from the premises or the first business day of the week following the occupancy date, which must occur before January 1, 2007 or be subject to termination by the Operating Partnership.

The lease has been approved by the independent members of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and Chief Financial Officer

Dated: December 5, 2005